Exhibit 99.1

Empery Digital Announces Asset Transfer and Strategic Equity Partnership with Venom-EV

AUSTIN, Texas – October 16, 2025 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today announced it has entered into an agreement with Venom EV, LLC (“Venom”), to divest the Volcon brand in exchange for a non-dilutable 10% equity position in Venom’s reorganized Delaware corporation on a fully-diluted basis.

Empery Digital transferred all Volcon intellectual property, brand assets, trademarks, sales and distribution networks and engineering documentation associated with the Volcon brand other than its EBike, the Brat. The Company will have the right to appoint one director to Venom’s board and will continue to finance Venom’s inventory.

The agreement will reduce Empery Digital’s future product liability exposure by transferring ownership of Volcon’s four-wheel vehicle business to Venom. Following this divestiture, Empery Digital - through its Empery Mobility segment - will concentrate on its two-wheel business, including the launch of new products in European markets and homologation of the Brat in Japan.

“Transferring the Volcon brand and related IP to Venom positions the platform for faster commercialization under an established owner,” said John Kim, Co-CEO of Empery Digital.

Empery Digital plans to expand its vehicle financing operations to generate positive cash flow by leveraging the spread between the Company’s cost of capital and interest income from vehicle financing. These initiatives reflect Empery Digital’s continued commitment to disciplined capital deployment and operating efficiency with the goal of generating income to increase bitcoin per share.

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About Empery Digital Inc.

Built on Principles, Powered by Blockchain

Empery Digital empowers progress by unlocking the transformative potential of digital asset management through blockchain. The Company employs a bitcoin treasury strategy focused on aggregating bitcoin and maximizing bitcoin per share while working to build a future where blockchain is the foundation of growth through transparency, efficiency, and accountability. As a company they apply themselves relentlessly by making disciplined decisions that drive long-term value for shareholders. For them, Bitcoin is not just another crypto format and blockchain isn’t just another tool, they’re fundamental drivers of progress.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including statements relating to whether the we will generate positive cash flow from our mobility business, whether we will be successful in introducing new products in Europe, whether we will be successful in homologating our vehicles in Japan, whether Venom will be successful in generating returns for its shareholders, and whether we will be able to increase bitcoin per share. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company's operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company's stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the U.S. Securities and Exchange Commission, including those identified under the heading “Risk Factors” in the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and June 30, 2025.

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We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts

For Sales sales@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

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